Exhibit 10.1

SEVENTH AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of March 27, 2006 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”) and EXECUTIVE RELOCATION CORPORATION (“Executive Relo”), as Servicers and Originators, the Purchasers party thereto and LASALLE BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the “Agent”).

RECITALS

A.            The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of December 23, 2004 and amended as of March 31, 2005, May 31, 2005, June 30, 2005, September 30, 2005, November 14, 2005 and December 9, 2005 (as so amended, the “Receivables Sale Agreement”).

B.            The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2.             Amendments to Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as follows:

(a)           No Originator Financial Statements. Sections 5.1(a)(i)(E), 5.1(a)(i)(F) and 5.1(a)(i)(G) of the Receivables Sale Agreement are amended and restated to read in their entirety as follows:

“(E) [Reserved];
(F) [Reserved]; and
(G) [Reserved].”

(b)           Budget for SIRVA Relo and Executive Relo to be Consolidating. Section 5.1(a)(iv) of the Receivables Sale Agreement is amended to read in its entirety as follows:

“(iv) Budgets. By March 31 of each year (or, in the case of the 2006 fiscal year, by May 15, 2006), a copy of a Budget for the Originators with respect to such year prepared on a consolidating basis for the businesses owned by SIRVA Relo and Executive Relo, and including the Seller (but excluding SIRVA Mortgage), certified by an officer or officers of the Originators as being prepared using the same methods as the budget prepared by the Parent for purposes of the SIRVA Credit Agreement for such years and for 2004; and”

(c)           Monthly Reports for SIRVA Relo, Executive Relo and the Seller to be Consolidating. Section 5.2(a)(iii) of the Receivables Sale Agreement is hereby amended and restated to read as follows:

“(iii)                         Monthly Reports. As soon as available, but in any event not later than the Monthly Delivery Date following the end of each of the monthly periods of each fiscal year of the SIRVA Relo, Executive Relo and the Seller the unaudited consolidated and consolidating balance sheet of the businesses owned by SIRVA Relo and Executive Relo, and including the Seller (but excluding SIRVA Mortgage) as at the end of such month and the related unaudited consolidated and consolidating statements of income of the businesses owned by SIRVA Relo and Executive Relo, and including the Seller (but excluding SIRVA Mortgage) for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Designated Financial Officer of the Master Servicer as being (A) fairly stated in all material respects, (B) complete and correct in all material respects in conformity with GAAP, and (C) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject to normal year end audit and other adjustments); and”

(d)           Monthly Reports of Subservicers. Section 5.3(a)(iii) of the Receivables Sale Agreement is hereby amended and restated to read as follows:

“(iii)  [Reserved];”

(e)           Definition of Applicable Base Margin. The definition of “Applicable Base Margin” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read as follows:

“Applicable Base Margin” means:

(i)            with respect to the period following the date of the First Amendment to but excluding June 30, 2005, 1.25% with respect to the Prime Rate and 2.25% with respect to the Eurodollar Rate,

(ii)           with respect to the period from and including June 30, 2005 to and excluding September 30, 2005, 1.50% with respect to the Prime Rate and 2.50% with respect to the Eurodollar Rate,

(iii)          with respect to the period from and including September 30, 2005 to but excluding March 27, 2006, 1.75% with respect to the Prime Rate and 2.75% with respect to the Eurodollar Rate,

(iv)          with respect to the period from and including March 27, 2006 to but excluding the first date by which all the financial statements of SIRVA, Inc. and the Parent for the fiscal quarters ending March 31, 2005, June 30, 2005, and September 30,

2005 are delivered to the Agent (together with the related compliance certificates required to be delivered under the Receivables Sale Agreement), 2.00% with respect to the Prime Rate and 3.00% with respect to the Eurodollar Rate,

(v)           with respect to the period from and including the first date on which the delivery requirements described in clause (iv) are satisfied to but excluding the first day by which all the financial statements of SIRVA, Inc. and the Parent for the fiscal year ending December 31, 2005 and the fiscal quarters ending March 31, 2006, June 30, 2006 and September 30, 2006 are delivered to the Agent (together with related compliance certificates required to be delivered under the Receivables Sale Agreement), 1.75% with respect to the Prime Rate and 2.75% with respect to the Eurodollar Rate, and

(vi)          at any time thereafter the percentage set forth below opposite the Consolidated Leverage Ratio most recently reported by Parent and its Subsidiaries under the SIRVA Credit Agreement, as such agreement is in effect on the date hereof; provided that if and for so long as such Consolidated Leverage Ratio has not been so reported, the Applicable Base Margin shall be as set forth in clause (iii) above.

CONSOLIDATED LEVERAGE RATIO	PRIME RATE	EURODOLLAR RATE
Greater than or equal to 3.25	1.50%	2.50%
Greater than or equal to 2.75 and less than 3.25	1.25%	2.25%
Greater than or equal to 1.75 and less than 2.75	1.00%	2.00%
Less than 1.75	0.75%	1.75%

(f)            Concentration Limit Definition. The definition of Concentration Limit in Schedule I to the Receivables Sale Agreement is hereby amended to add the following sentence at the end thereof:

“It is understood and agreed that any Employer described in clause (iii) of the definition of Eligible Employer shall be deemed to have no rating for purposes of calculating its Concentration Limit.”

(g)           Eligible Employer Definition. The definition of “Eligible Employer” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read as follows:

““Eligible Employer” means an Included Employer; provided that any Employer shall cease to be an Eligible Employer if (i) any Receivable to which it is an Obligor shall have become a Charge-off, (ii) more than 50% of the Receivables as to which it is an Obligor shall at any time remain unpaid past their Disqualification Dates, (iii) such Employer has suffered a Bankruptcy Event, except in the case of Federal Mogul Corporation, USG Corporation or Delphi Corporation or other Employer to the extent that the payment of the related Receivables of such Employer have been approved (which approval has not been rescinded) by the applicable bankruptcy court, or (iv) in the case of any Employer listed on Schedule IV, the corrective action described opposite the name of such Employer in such schedule shall not have been taken by the date specified in such schedule; and provided further that the Agent may determine, in its sole discretion upon notice to the Seller, that any Employer shall no longer be an Eligible Employer with respect to any additional Receivables that might otherwise be proposed to be included in Eligible Receivables following such determination by the Agent.”

(h)           Eligible Receivable Definition. The definition of “Eligible Receivable” in Schedule I to the Receivables Sale Agreement is hereby amended by deleting the word “and” at the end of clause (xvi), replacing the period at the end of clause (xvii) with “; and” and adding thereto the following clause (xviii):

“(xviii) with respect to any Receivable of an Eligible Employer subject to a Bankruptcy Event, the payment of the Receivable of such Employer has been approved (which approval has not been rescinded) by the applicable bankruptcy court.”

(i)            The following new definitions are hereby added to Schedule I to the Receivables Sale Agreement, in the applicable alphabetical positions:

“Monthly Delivery Date” means (i) with respect to the March, June, September and December monthly periods of the Master Servicer’s fiscal year, the 45th day following the end of such monthly period, and (ii) with respect to any other monthly period of such fiscal year, the 30th day following the end of such monthly period.

“Seventh Amendment” means the Seventh Amendment to Amended and Restated Receivables Sale Agreement, dated as of March 27, 2006, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.”

“SIRVA Mortgage” means SIRVA Mortgage, Inc., a wholly owned subsidiary of CMS Holding, LLC and an indirect wholly owned subsidiary of SIRVA, Inc.”

3.             Financial Reporting Template and Certain Certificates.

(a)           Attached hereto as Attachment 1 is the form of financial template to be used by the SIRVA Entities in the financial reporting required under the Receivables Sale Agreement subject to any modifications thereto from time to time approved by the Agent.

(b)           Exhibit F to the Receivables Sale Agreement is hereby amended and restated in the form of Exhibit F attached hereto.

(c)           The Seller, SIRVA Relo and Executive Relo agree to cause the financial statements required to be delivered to the Agent under Section 5.2(a)(iii) of the

Receivables Sale Agreement to be certified in the form attached hereto as Attachment 2, as such form may be modified from time to time with the consent of the Agent.

(d)           SIRVA Relo and Executive Relo agree to certify their budgets required to be delivered to the Agent under Section 5.1(a)(iv) of the Receivables Sale Agreement in the form attached hereto as Attachment 3, as such form may be modified from time to time with the consent of the Agent.

(e)           SIRVA Relo shall certify each Monthly Report and Weekly Report delivered to the Agent in the form attached hereto as Attachment 4, as such form may be modified from time to time with the consent of the Agent.

4.             Limited Consents and Waivers.

(a)           Section 5.1(a)(i)(A), (B), (C) and (D) of the Receivables Sale Agreement, as amended by Section 3(a) of the Third Amendment and Section 3(a) of the Fourth Amendment and Section 3(a) of the Fifth Amendment, require delivery of unqualified audited consolidated financial statements of SIRVA, Inc. and the Parent for each fiscal year and delivery of unaudited consolidated quarterly financial statements for SIRVA, Inc. and the Parent, in each case by specified dates. Subject to Section 5 of this Amendment and subject to the representation and warranty in Section 6(iv) of this Amendment being true and correct, the Agent and the Purchasers agree that:

(i)            the delivery of such financial statements for the fiscal year ended December 31, 2005 may be delayed until August 15, 2006; and

(ii)           the delivery of the unaudited consolidated quarterly financial statements of SIRVA, Inc. and the Parent to be delivered under clauses (B) and (D) of Section 5.1(a)(i) of the Receivables Sale Agreement in respect of each fiscal quarter described below may be delayed until the date set opposite such quarter:

Fiscal Quarter	Delivery Date

first, second and third quarter, 2005	May 15, 2006

first and second quarter, 2006	October 16, 2006

third quarter, 2006	December 15, 2006.

(b)           the Agent and the Purchasers hereby waive any Termination Event arising from SPV’s loan of funds in an aggregate amount of approximately $21,000,000 to SIRVA Relo and Executive Relo during 2005, provided that (i) $21,000,000 of such borrowings shall have been repaid prior to March 31, 2006, and (ii) any remaining amount shall have been repaid, and any related accounting adjustments shall have been completed, prior to June 30, 2006.

(c)           The Agent and the Purchasers hereby consent to the execution and delivery of an amendment to the SIRVA Credit Agreement in the form attached hereto as Attachment 5 (the “Credit Agreement Amendment”), provided that (i) no compensation shall be paid by the SIRVA Entities in connection with such amendment except as described in such Credit Agreement Amendment, and (ii) such amendment became effective on or prior to March 27, 2006.

5.             Reservation of Rights. By press releases dated January 31, 2005, March 15, 2005, June 20, 2005, June 22, 2005 and September 21, 2005, SIRVA, Inc. announced various matters, including the existence of a formal investigation by the SEC of such practices and processes. Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of certain financial reports and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the Fifth Amendment, that are the subject of such review and investigation or any related matters. The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(a)(vi) of the Fifth Amendment.

6.             Representations and Warranties. With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i)            Representations and Warranties. The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

(ii)           Enforceability. The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)          No Potential Termination Event. No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

(iv)          Specified Adjustments. Except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First

Amendment, the adjustments described in the definition of “Specified Adjustment” do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

7.             Acknowledgment by Originators. Each of SIRVA Relo and Executive Relo, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Sections 2 and 3 hereof.

8.             Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

9.             Effectiveness. This Amendment shall become effective upon the date on which all of the following occur (the “Amendment Effective Date”):

(i)            receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Purchasers and consented to by Parent and NAVL,

(ii)           receipt by the Agent of a fee equal to 0.15% of the Aggregate Commitment for the account of the Purchasers (proportionately according to their Commitment Percentages), and

(iii)          receipt by the Agent of a true and correct copy of the fully executed Credit Agreement Amendment in form and substance satisfactory to the Agent and the Purchasers.

10.           Headings; Counterparts. Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

11.           Cumulative Rights and Severability. All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

12.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ DOUGLAS V. GATHANY
Title:	President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer

EXECUTIVE RELOCATION CORPORATION,
as an Originator

By:	/s/ DOUGLAS V. GATHANY
Title:	Treasurer

Seventh Amendment

LASALLE BANK NATIONAL ASSOCIATION, as Purchaser and Agent

By:	/s/ MARLEE ZWEIGBAUM
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser

By:	/s/ REBECCA L. MILLIGAN
Title:	Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC., as Purchaser

By:	/s/ CARL GIORDANO
Title:	Vice President

E*TRADE BANK, as Purchaser

By:	/s/ SAM CROW
Title:	Senior Manager, Commercial Lending

U.S. BANK NATIONAL ASSOCIATION, as Purchaser

By:	/s/ MATT SCHULZ
Title:	Vice President

WELLS FARGO BANK, N.A., as Purchaser

By:	/s/ ANDY CAVALLARI
Title:	Vice President

ALLIED IRISH BANKS, P.L.C., as Purchaser

By:	/s/ MARGARET BRENNAN
Title:	Senior Vice President

ACKNOWLEDGEMENT AND CONSENT

Reference is made to the Amended and Restated Guaranty dated as of December 23, 2004, executed by the undersigned in favor of SIRVA Relocation Credit, LLC (the “Guaranty”). The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Guaranty to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Guaranty is in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and consent as of the date first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ DOUGLAS V. GATHANY
Title:	Vice President, Treasurer

NORTH AMERICAN VAN LINES, INC.

By:	/s/ DOUGLAS V. GATHANY
Title:	Vice President, Treasurer